     COOPERATIVE BANKSHARES REPORTS 17% INCREASE IN THIRD QUARTER EARNINGS

For Immediate Release:

         WILMINGTON, NC--October 20, 2005. Cooperative Bankshares, Inc. (NASDAQ:
"COOP") reported net income for the quarter ended September 30, 2005, of $1,505,870 or $0.34 per diluted share, an increase of 17.1% over the same quarter last year. Net income for the quarter ended September 30, 2004 was $1,286,429, or $0.30 per diluted share. Net income for the nine months ended September 30, 2005, was $4,044,419 or $0.92 per diluted share, an increase of 21.5% over the same period last year. Net income for the nine months ended September 30, 2004 was $3,328,482 or $0.76 per diluted share. The increase in net income was mainly due to a rise in net interest income caused primarily by an increase in loans. Loans increased 35.7% from December 31, 2004 to September 30, 2005. The majority of the loan growth occurred in construction and land development loans which grew $86.6 million and commercial real estate loans which grew $39.9 million during this period. Per share data for 2004 has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The stock dividend was paid February 24, 2005 to stockholders of record as of February 8, 2005.

         Total assets increased 30.1% since December 31, 2004 and at September 30, 2005, were $715.6 million; stockholders' equity was $49.9 million or $11.60 per share and represented 6.98% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative offers services through 20 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through four offices in North Carolina; and offices in North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain the words "expects", "intends" and words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the company files with the Securities and Exchange Commission, which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

For Additional Information:
A Form 8-K has been filed with the SEC which contains additional financial
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information.
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Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary
         910-343-0181




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



                COOPERATIVE BANKSHARES, INC.
                      201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
                   WILMINGTON, NC 28401                                                NASDAQ SYMBOL: COOP

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BALANCES AS OF:                                            09/30/05        06/30/05          03/31/05       12/31/04       09/30/04
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
ASSETS                                                $ 715,581,019   $ 667,080,438    $  596,336,244  $ 550,107,444  $ 544,695,572
STOCKHOLDERS'  EQUITY                                    49,929,424      48,965,978        47,479,803     46,909,701     45,802,131
DEPOSITS                                                542,009,276     512,096,853       441,985,339    414,757,904    399,462,616
BOOK VALUE (4,302,816 SHARES AS OF 9/30/05)                   11.60           11.39             11.06          10.93          10.67

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                           315,865         566,318           321,203        111,792        490,364
  NON-ACCRUAL LOANS                                           3,060           2,900             2,581         95,209              -
  FORECLOSED REO                                             26,291          16,003            16,003              -              -
                                                      ------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                       $     345,216   $     585,221    $      339,787  $     207,001  $     490,364
                                                      ==============================================================================

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FOR THE QUARTER ENDED:                                     09/30/05        06/30/05          03/31/05       12/31/04       09/30/04
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NET INTEREST MARGIN                                            3.69%           3.69%             3.76%          3.76%          3.70%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                    111.8%          111.7%            112.2%         112.0%         111.7%

STOCKHOLDERS' EQUITY/ASSETS                                    6.98%           7.34%             7.96%          8.53%          8.41%

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NET INCOME                                            $   1,505,870   $   1,390,913    $    1,147,636  $   1,352,693  $   1,286,429
                                                      ==============================================================================

NET INCOME  PER DILUTED SHARE                         $        0.34   $        0.32    $         0.26  $        0.31  $        0.30
                                                      ==============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                        4,379,214       4,373,929         4,372,202      4,369,425      4,360,517
                                                      ==============================================================================
ALLOWANCE FOR LOAN LOSSES
    PROVISION                                         $     575,000   $     650,000    $      325,000  $     225,000  $     225,000
    CHARGE OFFS                                              18,327          22,029            25,032         27,843         12,388
    RECOVERIES                                                   95           1,544             4,627            103         24,720
                                                      ------------------------------------------------------------------------------
    BALANCE                                           $   5,844,105   $   5,287,337    $    4,657,822  $   4,353,227  $   4,155,967
                                                      ==============================================================================
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Note:    2004 per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on January 19, 2005 and paid on February 24, 2005.